                                                                    Exhibit 99.2


                        UNOCAL CORPORATION ELECTION FORM

Pursuant to the terms of the Agreement and Plan of Merger, as described and set
forth in the Proxy Statement/Prospectus dated         , 2005, upon consummation
of the merger each share of Unocal Corporation will be converted into the right to receive either a mix of Chevron Corporation common stock and cash, stock, or cash. As a Unocal Corporation stockholder, you are being given the opportunity to elect for each Unocal share:

- A COMBINATION OF 0.7725 OF A SHARE OF CHEVRON COMMON STOCK AND $16.25 IN CASH (THE "MIXED ELECTION");

-    1.03 SHARES OF CHEVRON COMMON STOCK (THE "ALL-STOCK ELECTION") OR

-    $65 IN CASH (THE "ALL-CASH ELECTION").

YOUR ELECTION IS SUBJECT TO CERTAIN PRORATION RULES, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Unocal Corporation common stock represented by the enclosed certificates, have full authority to surrender these certificate(s) and give the instructions in this Election Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

PLEASE COMPLETE THE BACK IF YOU WOULD LIKE TO TRANSFER OWNERSHIP OR REQUEST SPECIAL MAILING.

(1) SIGNATURE: This form MUST be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X____________________________________________|_________|________________________

Signature of Stockholder                        Date      Daytime Telephone #


X____________________________________________|_________|________________________

Signature of Stockholder                        Date      Daytime Telephone #




(2)                             SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY
SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here. _________________

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND

2. I am not subject to backup withholding because: (A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, AND

3. I am a U.S. person (including a U.S. resident alien).
CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:                                                        Date:
--------------------------------------------------------------------------------

                      PLACE AN [X] IN ONE ELECTION BOX ONLY

(3)  [ ]  All Mixed Election          (4)   [ ]     All Stock Election Only

(5)  [ ]  All Cash Election Only      (6)   [ ]     No Election

(7)  [ ]  Combination*                   Cash ___________ Stock __________
                                                Shares            Shares

                *Any remaining shares will be the mixed election.

If you cannot produce some or all of your Unocal Corporation stock certificate(s), you must obtain a lost instrument open penalty surety bond. To do so through Mellon, complete the section below. (Alternatively, you may obtain such a bond through an intermediary of your choice, as long as the insurance company that issues the bond is rated A+XV or better by A.M. Best & Company). Please print clearly.

(8) AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF
                                   INDEMNITY

    THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

                      Taxpayer ID or Social Security Number

TOTAL SHARES LOST +

Please Fill In Certificate No(s). if Known       Number of Shares


                       Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Election Form. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Election Form, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond #8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, UNOCAL CORPORATION, CHEVRON CORPORATION, ALL THEIR SUBSIDIARIES AND ANY OTHER PARTY TO THE TRANSACTION, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond #8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)_______________________________________________
                                  (Deponent) (Indemnitore) (Heirs Individually)


on this (date)__________________________________________________________________
                        Month               Day              Year



Social Security #_________________________Date_____Notary Public________________

                 LOST SECURITIES PREMIUM/SERVICE FEE CALCULATION

If you have lost certificate(s) representing 100 shares or less, there is only a
                              $25.00 service fee.

1.   Enter the number of shares that are lost:
     ___________________ x (Cash Rate) $65.00= $________________ Share Value*
     *IF THE SHARE VALUE EXCEEDS $500,000, OR IF THE SHAREHOLDER IS FOREIGN OR DECEASED, DO NOT COMPLETE THIS AFFIDAVIT, AS IT WILL BE CONSIDERED INVALID. COMPLETE ONLY THE ELECTION FORM AND CONTACT MELLON INVESTOR SERVICES REGARDING THE LOST CERTIFICATE(S).

 2.  Please Enter Share Value $______________ (Share Value) x (2%) or .02=

                                                $________________ Surety Premium

     Multiply by 2% (.02) for Surety Premium.

 3.  Add $25.00 for service fee                 $________________ Service Fee

     Total Amount Due (Add Lines 2 & 3)         $________________ Total Fee

     Please make all checks payable to: MELLON INVESTOR SERVICES, 85 Challenger Rd., Ridgefield Park, NJ 07660. ANY CHECKS OVER $250.00 MUST BE IN THE FORM OF A CERTIFIED CHECK, CASHIER'S CHECK OR MONEY ORDER.

                                       (9)

                          SPECIAL TRANSFER INSTRUCTIONS

If you want your Chevron Corporation common DRS Stock Distribution Statement, check for fractional shares, and/or check for cash to be issued in ANOTHER NAME, fill in this section with the information for the new account name.




________________________________________________________________________________
                  Name (Please Print First, Middle & Last Name)


________________________________________________________________________________
                          Address (Number and Street)


________________________________________________________________________________
                            (City, State & Zip Code)


________________________________________________________________________________
                 (Tax Identification or Social Security Number)

                          SIGNATURE GUARANTEE MEDALLION



________________________________________________________________________________
                   (Title of Officer Signing this Guarantee)


________________________________________________________________________________
                       (Name of Guarantor - Please Print)


________________________________________________________________________________
                          (Address of Guarantor Firm)


________________________________________________________________________________



IF THE EXCHANGE AGENT HAS NOT RECEIVED AN EFFECTIVE ELECTION FORM FROM A HOLDER OF SHARES OF UNOCAL CORPORATION COMMON STOCK AT THE EXCHANGE AGENT'S DESIGNATED
OFFICE BY 5:00 P.M., NEW YORK CITY TIME, ON OR PRIOR TO      , 2005, SUCH HOLDER
SHALL BE DEEMED TO HAVE MADE NO ELECTION AND SUCH HOLDER'S SHARES OF UNOCAL CORPORATION COMMON STOCK SHALL BE DEEMED TO BE NO ELECTION SHARES (AS DEFINED IN THE MERGER AGREEMENT).

                  INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

PLEASE NOTE: TOTAL SHARES YOU HOLD ARE LISTED ABOVE YOUR NAME AND ADDRESS (STOCK CERTIFICATE SHARES ON LEFT AND UNOCAL DIVIDEND REINVESTMENT SHARES ON RIGHT)

(1) Sign, date and include your daytime telephone number in this Election Form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

(2) PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

(3) If you are electing to receive the mixed election for all of your Unocal shares, please check this box.

(4) If you are electing to receive all stock, please check this box only. If you wish to designate an allocation of cash and stock consideration to which you are entitled among your Unocal shares in the event the All Stock Election is oversubscribed, please attach a statement to this Election Form setting forth such designation.

(5) If you are electing to receive all cash, please check this box only. If you wish to designate an allocation of cash and stock consideration to which you are entitled among your Unocal shares in the event the All Cash Election is oversubscribed, please attach a statement to this Election Form setting forth such designation.

(6)  To specify no election, please check this box only.

(7) If you choose the combination, you must indicate the number of shares for which you are electing to receive all stock and/or all cash. You will receive the mixed election for any remaining shares. If you wish to designate an allocation of cash and stock consideration to which you are entitled among your Unocal shares in the event you choose the Combination, please attach a statement to this Election Form setting forth such designation.

(8) If you cannot locate some or all of your Unocal Corporation stock certificates, please follow the instructions provided and complete Box 8, the Affidavit of Lost, Missing or Destroyed Certificates section, on the front side of the Election Form.

(9) If you want your Chevron common DRS Stock Distribution Statement, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 9. Signature(s) in Box 9 must be medallion guaranteed.

Please refer to the letter of transmittal included in your packet for additional information and instructions.

                     HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone - 9 a.m. to 5:30 p.m. New York Time, Monday through Friday, except for bank holidays:

                              From within the U.S., Canada or Puerto Rico:
                                    1-866-865-6324 (Toll Free)

                              From outside the U.S.:
                                    1-201-329-8660 (Collect)



                       WHERE TO FORWARD YOUR ELECTION FORM

BY REGULAR MAIL:

Mellon Investor Services LLC
Attn: Reorganization Dept.
P.O. Box 3301
South Hackensack, NJ 07606


BY OVERNIGHT COURIER OR
REGISTERED INSURED MAIL:

Mellon Investor Services LLC
Attn: Reorganization Dept.
85 Challenger Road
Mail Drop-Reorg


BY HAND:

Mellon Investor Services
Attn: Reorganization Dept.
120 Broadway, 13th Floor
New York, NY 10271